EXHIBIT 10.2

Annual Restricted Stock Awards to Non-Employee Directors

Commencing in 2015, on the date of each annual meeting of the Company’s stockholders, each non-employee director then elected or whose existing term as a director continues beyond the date of such annual meeting shall automatically be granted a restricted stock award (an “Award”) under the 2009 Equity Incentive Plan consisting of a number of shares determined by dividing $4,000 by the closing sale price of a share of the Company’s common stock on the NASDAQ Stock Market on the date of grant, with such quotient rounded to the nearest whole share. Each Award will be subject to an award agreement in the form that follows as part of this Exhibit 10.2.

HMN FINANCIAL, INC.

2009 EQUITY INCENTIVE PLAN

Restricted Stock Agreement*

(Non-Employee Directors)

Full Name of Participant:
Number of Shares Covered:	Grant Date:
Vesting Date:[Date one day prior to next annual stockholders meeting]

This is a Restricted Stock Agreement (“Agreement”) between HMN Financial, Inc., a Delaware corporation (the “Company”), and the Participant identified in the table above.

Recitals

WHEREAS, the Company maintains the HMN Financial, Inc. 2009 Equity Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) is authorized to determine the Awards to be granted under the Plan to Non-Employee Directors and to administer the Plan with respect to such Awards; and

WHEREAS, the Board has determined that the Participant, as a Non-Employee Director of the Company, is eligible to receive an Award under the Plan in the form of Restricted Stock;

NOW, THEREFORE, the Company and the Participant mutually agree as follows:

* Any capitalized term used in this Agreement will have the meaning set forth in this Agreement (including the table at the beginning of this Agreement) or, if not defined in this Agreement, set forth in the Plan as it currently exists or as it is amended in the future.

Terms and Conditions

1.     Issuance of Restricted Shares.

(a)           Subject to the terms and conditions of this Agreement, the Company has granted to the Participant a Restricted Stock Award involving the number of Shares specified at the beginning of this Agreement. Such Shares of Restricted Stock are subject to the restrictions provided for in this Agreement, and in the Plan, and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.” The term “Restricted Shares” also refers to all securities received by the Participant in replacement of or in connection with the Restricted Shares acquired hereby pursuant to a recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant event.

(b)            Each Restricted Share will be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Common Stock certificates issued in the name of the Participant. Any such Common Stock certificate will be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry will be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the transfer restrictions and restrictive legend applicable to any book-entry evidencing such Shares will be removed, or a certificate for the Shares bearing no restrictive legend will be delivered to the Participant or a Successor or a Transferee.

2.     Forfeiture and Transfer Restrictions.

(a)

Forfeiture. If (i) the Participant’s Service with the Company is terminated for any reason, or (ii) the Participant attempts to transfer or otherwise dispose of any of the Restricted Shares or the Restricted Shares become subject to attachment or any similar involuntary process, in violation of this Agreement, then any Restricted Shares that have not previously vested will be forfeited by the Participant to the Company, and the Participant will thereafter have no right, title or interest whatsoever in such Restricted Shares. The Company unilaterally may instruct the Company’s transfer agent to adjust the stock register of the Company to reflect the forfeiture of any Restricted Shares. If the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Participant must immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Participant must deliver to Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and issue and deliver to the Participant a new certificate for any Shares which vested prior to forfeiture.

(b)           Limitations on Transfer. For so long as the Participant’s Service as a Non-Employee Director continues, including after such time as the Restricted Shares have become Vested Shares under Section 3(a) of this Agreement, the Shares subject to this Agreement may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of. Such transfer restrictions shall not apply to Vested Shares if the Participant’s Service with the Company terminates due to death or Disability, or if a Change in Control occurs. To the extent such transfer restrictions do apply to Vested Shares, such restrictions will lapse as to one-third of the Vested Shares on the date the Participant’s Service as a Non-Employee Director ends, and on each of the two succeeding anniversaries of such date.

3.	Vesting.

(a)

Scheduled Vesting. So long as the Participant’s Service continues, the Restricted Shares will cease to be subject to forfeiture and the transferability restrictions under Section 2 hereof on the Vesting Date specified in the table at the beginning of this Agreement, or at such earlier time as may be specified in subsections (b) and (c) of this Section 3. Restricted Shares that have so ceased to be subject to forfeiture and transferability restrictions are sometimes referred to as “vested” or as “Vested Shares” in this Agreement.

(b)

Death or Disability. If the Participant’s Service with the Company terminates because of death or Disability prior to the Vesting Date of this Award, all Restricted Shares subject to this Award will vest and become Vested Shares as of the date of the Participant’s termination of Service.

(c)

Change in Control. If a Change in Control occurs prior to the Vesting Date of this Award and while the Participant’s Service continues, all Restricted Shares subject to this Award will vest and become Vested Shares as of the date of the Change in Control.

4.

Stockholder Rights. Except as otherwise specifically provided in this Agreement or the Plan, the Participant will have all the rights of a stockholder of the Company with respect to the Restricted Shares as of the Grant Date specified at the beginning of this Agreement. Any dividends or distributions, other than regular cash dividends, declared and paid with respect to Restricted Shares will be subject to the same risk of forfeiture and other restrictions as the underlying Shares.

5.	Restrictive Legends and Stop-Transfer Orders.

(a)	Legends. Any certificate or certificates representing the Shares subject to this Agreement will bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b)	Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)	Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares subject to this Agreement that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the such Shares will have been so transferred.

6.

No Right to Continued Service or Future Awards. This Agreement awards Restricted Stock to the Participant, but does not impose any obligation on the Company to make any future grants or issue any future awards to the Participant or otherwise continue the participation of the Participant under the Plan. This Agreement will not give the Participant a right to continued Service with the Company or any Affiliate, and the Company may terminate the Participant’s Service and otherwise deal with the Participant without regard to the effect it may have upon him or her under this Agreement

By executing this Agreement, the Participant expressly acknowledges the above.

7.

Tax Consequences. The Participant understands that unless a proper and timely election under Section 83(b) of the Code has been made, at the time the Restricted Shares vest, the Participant will be obligated to recognize ordinary income and be taxed in an amount equal to the Fair Market Value as of the date of vesting of the Restricted Shares then vesting. The Participant shall be solely responsible for any tax obligations that may arise as a result of this Award. The Participant understands that the Participant may choose to file, within 30 days of the Grant Date, an election with the Internal Revenue Service electing pursuant to Section 83(b) to be taxed on the Fair Market Value of the Restricted Shares on the Grant Date. The Participant acknowledges that it is the Participant’s sole responsibility to timely file such an election, and that if such an election is made, the Participant shall promptly provide the Company a copy.

8.

Interpretation of This Agreement. All decisions and interpretations made by the Board with regard to any question arising hereunder or under the Plan will be binding and conclusive upon the Company and the Participant. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

9.	Binding Effect. This Agreement will be binding in all respects on the heirs, representatives, Successors and assigns of the Participant, and any successor or assignee of the Company.

10.	Choice of Law. This Agreement is entered into under the laws of the State of Delaware and will be construed and interpreted thereunder (without regard to its conflict-of-law principles).

11.

Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the issuance and sale of the Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance and sale of these Restricted Shares and the administration of the Plan.

12.

Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.

13.	Acknowledgment of Receipt of Copy. By execution hereof, the Participant acknowledges having received a copy of the Plan.

14.

Participant’s Rights Limited. Participant acknowledges that the Company and its Affiliates are subject to the supervisory authority of the Office of the Comptroller of the Currency (the “OCC”) as well as additional or successor financial regulators. Accordingly, the Company and its Affiliates may be bound by, and are subject to compliance with, any applicable order, rule or regulation of, memorandum of understanding with, or directive or consent, approval or no objection requirement of, the OCC or other supervisory authority or financial regulator (the “Supervisory Restrictions”).

IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement as of the Grant Date specified at the beginning of this Agreement.

PARTICIPANT

HMN FINANCIAL, INC.

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